Exhibit 99.(j)

Consent of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of

The Prudential Series Fund:

We consent to the incorporation by reference, in this registration statement, of our report dated February 9, 2005 on the statements of assets and liabilities of The Prudential Series Fund, Inc. (comprised of the Conservative Balanced Portfolio, Diversified Bond Portfolio, Equity Portfolio, Flexible Managed Portfolio, Global Portfolio, Government Income Portfolio, High Yield Bond Portfolio, Jennison Portfolio, Money Market Portfolio, Natural Resources Portfolio, Small Capitalization Stock Portfolio, Stock Index Portfolio, Value Portfolio, and Zero Coupon Bond Portfolio 2005, hereafter referred to as the “Funds”), including the portfolios of investments, as of December 31, 2004, and the related statements of operations and changes in net assets, and the financial highlights for the year then ended.  These financial statements and financial highlights and our report thereon are included in the Annual Report of the Funds as filed on Form N-CSR.

We also consent to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

KPMG LLP

New York, New York

December 27, 2005

Consent of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of

The Prudential Series Fund:

We consent to the incorporation by reference, in this registration statement, of our report dated February 14, 2005, on the statements of assets and liabilities of The Prudential Series Fund, Inc.  (comprised of Diversified Conservative Growth Portfolio, Jennison 20/20 Focus Portfolio, SP Aggressive Growth Asset Allocation Portfolio, SP AIM Aggressive Growth Portfolio, SP AIM Core Equity Portfolio, SP Alliance Large Cap Growth Portfolio, SP Balanced Asset Allocation Portfolio, SP Conservative Asset Allocation Portfolio, SP Davis Value Portfolio, SP Goldman Sachs Small Cap Value Portfolio, SP Growth Asset Allocation Portfolio, SP Large Cap Value Portfolio, SP LSV International Value Portfolio, SP MFS Capital Opportunities Portfolio, SP MFS Mid Cap Growth Portfolio, SP PIMCO High Yield Portfolio, SP PIMCO Total Return Portfolio, SP Prudential U.S. Emerging Growth Portfolio, SP State Street Research Small Cap Growth Portfolio, SP Strategic Partners Focused Growth Portfolio, SP Technology Portfolio and SP William Blair International Growth Portfolio, hereafter referred to as the “Funds”), including the portfolios of investments, as of December 31, 2004, and the related statements of operations and changes in net assets, and the financial highlights for the year then ended.  These financial statements and financial highlights and our report thereon are included in the Annual Report of the Funds as filed on Form N-CSR.

We also consent to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

KPMG LLP

New York, New York

December 27, 2005